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                                                                    EXHIBIT 99.1

                              MAXXIM MEDICAL, INC.

                         950 Winter Street, Suite 2900
                          Waltham, Massachusetts 02451

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 29, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Maxxim Medical, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 30, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of consultation at their national office and availability of personnel at foreign affiliates of Andersen.


                                       Very truly yours,


                                       Maxxim Medical, Inc.

                                       /s/ Mark S. Sellers
                                       -----------------------------------------
                                       Mark S. Sellers
                                       Vice Chairman and Chief Financial Officer